Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 33-44671 of Sears DC Corp. of our report dated March 3, 1998 appearing in this Annual Report on Form 10-K of Sears DC Corp. for the year ended January 3, 1998.

/S/Deloitte & Touche LLP

Chicago, Illinois
March 20, 1998